                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.

                             ARTICLES SUPPLEMENTARY

         AMERICAN CENTURY CAPITAL PORTFOLIOS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland
that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of the
Corporation, the Board of Directors of the Corporation (a) has duly established one new class of shares (each hereinafter referred to as a "Class") for two of the six (6) Series (hereinafter referred to a "Series") of capital stock of the
Corporation and (b) has allocated Two Billion Nine Hundred Million
(2,900,000,000) shares of the Three Billion (3,000,000,000) shares of authorized capital stock of the Corporation, par value One Cent ($0.01) per share, for an aggregate par value of Twenty Nine Million Dollars ($29,000,000). As a result of the action taken by the Board of Directors referenced in Article FOURTH of these
Articles Supplementary, the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

   Series                             Number of Shares       Aggregate Par Value
   ------                             ----------------       -------------------

  Equity Income Fund                     620,000,000              $  6,200,000

  Value Fund                           1,087,500,000                10,875,000

  Real Estate Fund                        55,000,000                   550,000

  Small Cap Value Fund                   462,500,000                 4,625,000

  Equity Index Fund                      450,000,000                 4,500,000

  Large Company Value Fund               225,000,000                 2,250,000

         SECOND: Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established Classes of shares for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article FOURTH above among the
Classes of shares. As a result of the action taken by the Board of Directors, the Classes of shares of the six (6) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                Number of Shares                 Aggregate
          Series Name                   Class Name                     Allocated                 Par Value
          -----------                   ----------                     ---------                 ---------

        Equity Income Fund              Investor                     450,000,000               $4,500,000
                                        Institutional                 35,000,000                  350,000
                                        Service                                0                        0
                                        R                             50,000,000                  500,000
                                        Advisor                       75,000,000                  750,000
                                        C                             10,000,000                  100,000

        Value Fund                      Investor                     800,000,000               $8,000,000
                                        Institutional                100,000,000                1,000,000
                                        Service                                0                        0
                                        Advisor                      100,000,000                1,000,000
                                        C                             50,000,000                  500,000
                                        A                             12,500,000                  125,000
                                        B                             12,500,000                  125,000
                                        C II                          12,500,000                  125,000

        Real Estate Fund                Investor                      30,000,000                 $300,000
                                        Institutional                 12,500,000                  125,000
                                        Service                                0                        0
                                        Advisor                       12,500,000                  125,000

        Small Cap Value Fund            Investor                     300,000,000               $3,000,000
                                        Institutional                 50,000,000                  500,000
                                        Service                                0                        0
                                        Advisor                      100,000,000                1,000,000
                                        C                             12,500,000                  125,000

        Equity Index Fund               Investor                     100,000,000               $1,000,000
                                        Institutional                350,000,000                3,500,000

       Large Company Value Fund         Investor                     100,000,000               $1,000,000
                                        Institutional                 12,500,000                  125,000
                                        Service                                0                        0
                                        Advisor                       12,500,000                  125,000
                                        C                             12,500,000                  125,000
                                        R                             50,000,000                  500,000
                                        A                             12,500,000                  125,000
                                        B                             12,500,000                  125,000
                                        C II                          12,500,000                  125,000

         THIRD: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

         FOURTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and
is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

         FIFTH: The Board of Directors of the Corporation had classified as
Series the authorized capital stock of the Corporation and has allocated shares to each Series as set forth in these Articles Supplementary.

         IN WITNESS WHEREOF, AMERICAN CENTURY CAPITAL PORTFOLIOS, INC. has
caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Vice President and attested to by its Assistant
Secretary on this 6th day of August, 2003.

                                                     AMERICAN CENTURY
ATTEST:                                              CAPITAL PORTFOLIOS, INC.

       /s/Anastasia H. Enneking                       /s/Charles A. Etherington
Name:  Anastasia H. Enneking                  Name:   Charles A. Etherington
Title: Assistant Secretary                    Title:  Vice President

         THE UNDERSIGNED Vice President of AMERICAN CENTURY CAPITAL PORTFOLIOS,
INC., who executed on behalf of said Corporation the foregoing Articles
Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing
Articles Supplementary to the Charter to be the corporate act of said
Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  August 6, 2003                    /s/Charles A. Etherington
                                          Charles A. Etherington, Vice President